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EXHIBIT 23.2

                        REPORT OF INDEPENDENT ACCOUNTANTS
                         FINANCIAL STATEMENT SCHEDULES



To the Board of Directors
of Raytheon Company:

     Our audits of the consolidated financial statements referred to in our report dated January 26, 1999 appearing in the 1998 Annual Report to Stockholders of Raytheon Company (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K/A) also included an audit of the financial statement schedule listed in Item 14(a)(2) on this Form 10-K/A. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


/s/  PricewaterhouseCoopers  LLP
     PricewaterhouseCoopers  LLP

Boston, Massachusetts
January 26, 1999